================================================================================

                                                     Registration Nos. 033-50484
                                                                       333-11732
                                                                      333-127429

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 033-50484
                        POST-EFFECTIVE AMENDMENT NO. 2 TO
               FORM S-8 REGISTRATION STATEMENT NO. 2 TO 333-11732
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                 FORM S-8 REGISTRATION STATEMENT NO. 333-127429

                        UNDER THE SECURITIES ACT OF 1933

                                   IPSCO INC.
                  (Exact name of Registrant as specified in its
                                    charter)

                                   ----------

       Canada                 650 Warrenville Road            98-0077354
   (State or other                  Suite 500              (I.R.S. Employer
   jurisdiction of)          Lisle, Illinois 60532        Identification No.)
   incorporation or     (Address of principal executive
     organization                   offices)

                                   ----------

                        IPSCO INCENTIVE SHARE OPTION PLAN
                     IPSCO INC. INCENTIVE SHARE OPTION PLAN
                       IPSCO INC. DEFERRED SHARE UNIT PLAN
                         IPSCO INC. INCENTIVE SHARE PLAN
                              (Full Title of Plan)

                                   ----------

                              Michele Klebuc-Simes
                                 General Counsel
                              650 Warrenville Road
                                    Suite 500
                              Lisle, Illinois 60532
                                 (630) 810-4800
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------
                                   Copies to:
                             Matthew J. Kautz, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

                                   ----------

================================================================================

                       DEREGISTRATION OF UNSOLD SECURITIES

     These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of IPSCO Inc. (the "Company") (collectively, the "Registration Statements"):

     File No. 033-50484, filed on August 5, 1992 with the Securities and Exchange Commission (the "SEC"), of the Company registering 615,125 common shares of the Company, issuable under the IPSCO Incentive Share Option Plan.

     File No. 333-11732, filed on March 28, 2000 with the SEC, as amended by Post-Effective Amendment No. 1 filed on March 31, 2000, of the Company registering 3,341,338 common shares of the Company, issuable under the IPSCO Inc. Incentive Share Option Plan and the IPSCO Inc. Deferred Share Unit Plan.

     File No. 333-127429 filed on August 11, 2005 with the SEC, of the Company registering 600,000 common shares of the Company, issuable under the IPSCO Inc. Incentive Share Plan.

     On May 3, 2007, the Company entered into a Transaction Agreement (the "Transaction Agreement") with SSAB Sventskt Stal AB ("SSAB"). Pursuant to the terms of the Transaction Agreement, SSAB acquired all of the outstanding shares of the Company on July 18, 2007. As a result, the offerings pursuant to the Registration Statements have been terminated. In accordance with the undertakings by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the common shares of the Company that were registered but unsold under the Registration Statements listed above, filed with the SEC on the dates listed above.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, United States of America, on the 19th day of July, 2007.

                                                  IPSCO Inc.


                                                  By: /s/ John Tulloch
                                                      --------------------------
                                                  Name:  John Tulloch
                                                  Title: President


                                                  By: /s/ Phil Marusarz
                                                      --------------------------
                                                  Name:  Phil Marusarz
                                                  Title: Vice President and
                                                         Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to Form S-8 Registration Statements have been signed by the following persons in the capacities indicated below on this 19th day of July, 2007.

          Signature                                           Title
         -----------------------------------------------------------------------


          /s/ John Tulloch            Principal Executive Officer
         ------------------------
          John Tulloch


          /s/ Phil Marusarz           Principal Financial and Accounting Officer
         ------------------------
          Phil Marusarz


          /s/ Alan Bell               Director
         ------------------------
          Alan Bell


          /s/ Jeffrey Kerbel          Director
         ------------------------
          Jeffrey Kerbel


          Jonas Bergstrand            Director
         ------------------------